EXHIBIT 99.3

INDEPENDENT
BANK CORP.
Parent of Rockland Trust Company

Stockholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

INDEPENDENT BANK CORP. ANNOUNCES FOURTH QUARTER 2003 EARNINGS

     Rockland, Massachusetts (January 8, 2004) Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended December 31, 2003, was $7.3 million, an increase of $288,000 from the quarter ended December 31, 2002. Diluted earnings per share were $0.49, a 2.1% increase compared to the same three month period last year. Comparing the year ended December 31, 2003 to the same period last year, net income was $26.4 million, representing a 5.5% increase, while diluted earnings per share were $1.79, representing an increase of 11.2%.

     Comparing fourth quarter 2003 to the fourth quarter 2002, net interest income decreased $1.6 million, or (6.3)%, and net interest income for the twelve months ended December 31, 2003 decreased $4.3 million, or (4.3)%, from the twelve months ended December 31, 2002. The net interest margin for the three month and twelve month periods ended December 31, 2003 was 4.26% and 4.40%, respectively. The Company’s continued ability to generate strong loan growth has served to somewhat mitigate the effects of a declining net interest margin. The net interest margin for the three and the twelve month periods ended December 31, 2002 was 4.83% and 4.88%, respectively.

     Non-interest income, improved by $58,000, or 0.9%, for the quarter and by $5.2 million, or 22.7%, during the twelve months ended December 31, 2003 proving to be the leading contributor to the Company’s core business growth year over year. Deposit service charge revenue increased by $291,000, or 11.0%, and $1.4 million, or 13.9%, for the three and twelve months ended December 31, 2003, respectively, as compared to the same periods in 2002, reflecting growth in core deposits and lower earnings credit

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rates. Investment Management revenue decreased $109,000, or (9.3)%, and $913,000, or (17.4)%, for the three and twelve months ended December 31, 2003, respectively, due to the general performance of the equities market over the past few years shifting customers’ bias towards fixed income products which generate lower fees, as well as higher estate and trust distribution fees in the quarter ending March 31, 2002. Mortgage Banking Income was down by $465,000, or (40.0)%, at $699,000 for the three months ended December 31, 2003 as compared to the three months ended December 31, 2002 attributable to the decline in the refinancing market beginning in the second half of 2003, where as year over year, mortgage banking income increased by $1.4 million, or 44.1% as the refinancing boom was at its strongest during the first half of 2003. The balance of the mortgage servicing asset is $3.2 million and loans serviced amounted to $398.9 million as of December 31, 2003. Security gains were $302,000 in the fourth quarter of 2003, and $2.6 million for the twelve months ended December 31, 2003. In an effort to improve the Company’s overall interest rate risk position as well as to improve the net interest margin, the Company prepaid $31.5 million of fixed, high rate borrowings and sold $20.0 million of investment securities during the second quarter of 2003. The prepayment penalty on the borrowings totaled $1.9 million and is recorded in non-interest expense, while the gain on the sale of the securities was $2.0 million. Other non-interest income increased $111,000 and $675,000 for the three and twelve months ending December 31, 2003, respectively, mainly due to prepayment penalties received on loan payoffs.

     Non-interest expense decreased by $1.1 million, or (5.7)%, and decreased $1.8 million, or (2.4)% for the three and twelve months ended December 31, 2003, as compared to the same periods in the prior year. Salaries and employee benefits decreased by $505,000, or (4.7)%, for the three months ended December 31, 2003 due to decreases in commissions and incentive programs. On a year over year basis salaries and employee benefits increased by $1.9 million, or 4.9%, due to additions to staff needed to support continued growth, merit increases, and pension expense, offset by lower executive retirement costs. As previously disclosed, Rockland Trust is a member of the Financial Institutions Retirement Fund, a defined benefit pension plan. Management has been notified by the administrator that, primarily due to the poor performance of the equities markets in the last several years, a contribution of $1.7 million will be required for the plan year beginning July 1, 2003 and ending June 30, 2004. The Company has therefore accrued $841,000 for pension expense during the second half of 2003. No pension expense was recorded in the comparative periods.

     Occupancy and equipment related expense decreased by $187,000, or (8.6)%, for the three months ended December 31, 2003 and increased $47,000, or 0.5%, for the twelve months ended December 31, 2003.

     During the twelve months ending December 31, 2002, the Company recognized an impairment charge of $4.4 million, pre-tax, on an investment in corporate bonds issued by WorldCom, which is a significant factor in the decrease in non-interest expense when comparing this period to the twelve months ending December 31, 2003. As mentioned above the Company incurred a prepayment penalty on borrowings of $1.9 million in the second quarter of 2003 which is recorded in non-interest expense. Other non-interest expenses decreased by $388,000, or (8.4)%, and decreased $1.6 million or (8.4)%, for the three and twelve months ended December 31, 2003, respectively, mainly due to decreases in costs associated with a lower loss on a CRA equity investment, information technology consulting, office supplies, and executive recruitment.

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     For the twelve month period ending December 31, 2003, the provision for income taxes reflects the previously disclosed settlement of a state tax dispute with the Massachusetts Department of Revenue (“DOR”) resulting in an after tax charge of $2.0 million, or $0.14 per share.

     Total assets increased by $151.4 million, or 6.6%, from fiscal year-end 2002 to a total of $2.4 billion at December 31, 2003. Total loans increased by $149.5 million, or 10.5%, during the twelve months ended December 31, 2003. The increases were mainly in commercial real estate, residential real estate, and commercial construction, which increased $53.8 million, or 10.5%, $53.9 million, or 20.0%, and $26.3 million, or 53.5%, respectively. Consumer loans increased $6.4 million, or 1.5%, primarily due to an increase in home equity lines. Residential loans held for sale decreased $9.8 million. Investments increased by $3.5 million, or 0.5%, during the twelve months ended December 31, 2003.

     Total deposits of $1.8 billion at December 31, 2003 increased $94.6 million, or 5.6%, compared to December 31, 2002. The increase is attributable to a $117.7 million, or 9.7%, growth in core deposits. Borrowings increased by $53.2 million, or 14.7%, during the twelve months ended December 31, 2003.

     Stockholders’ equity as of December 31, 2003 totaled $171.8 million, as compared to $161.2 million at December 31, 2002. The Tier 1 leverage capital ratio at December 31, 2003 was 7.60%, maintaining the Company’s well capitalized position.

     Non-performing assets totaled $3.5 million at December 31, 2003 (0.14% of total assets), as compared to the $3.1 million (0.13% of total assets) reported at December 31, 2002. The provision for loan losses decreased to $630,000 from $1.1 million in the fourth quarter of 2003 and decreased to $3.4 million from $4.7 million for the year, reflecting the Company’s strong asset quality and the prospects of an improving economy. The Company’s total allowances for loan losses (which included a credit quality discount of $0.5 million at December 31, 2002), as a percentage of the loan portfolio was 1.46% at December 31, 2003 and 1.53% at December 31, 2002.

     In comparing the results for 2003 to 2002 please note the following:

•	In the third quarter of 2002 the Company adopted the Statement of Financial Accounting Standards No. 147, “Acquisition of Certain Financial Institutions.” This accounting standard provided for the nonamortization of goodwill effective January 1, 2002 and requires that prior periods be adjusted to reflect the new standard. The impact of this adjustment is an increase of $443,000, or $0.03 per diluted share, and $444,000, or $0.03 per diluted share to net income in the first and second quarters of 2002, respectively.

•	In addition the Company wrote off $738,000, and $767,000, net of tax, of unamortized issuance costs related to the redemption of trust preferred securities as a direct charge to equity in the first and second quarters of 2002, respectively, in accordance with Generally Accepted Accounting Principles (“GAAP”). This charge is included in the calculation of earnings per share.

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     Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that: “I am pleased with our fourth quarter and 2003 performance because we were able to over come the decline in net interest income by growing assets and controlling expenses. Moreover, the Rockland Team worked hard in 2003 to enhance our businesses to foster growth and improved performance in the future”.

     Christopher Oddleifson, and Denis K. Sheahan, Chief Executive Officer and President, and Chief Financial Officer, respectively, of Independent Bank Corp., will host a conference call to discuss fourth quarter earnings at 9:00 a.m. Eastern Daylight Time on Friday, January 9, 2004. Internet access to the call is available by going to the Company’s website at http://www.rocklandtrust.com or by telephonic access by dial-in at 1-800-901-5213 (password – INDB). A replay of the call will be available on Monday at 10:00 a.m. on January 12, 2004 until 11:59 p.m. on January 14, 2004 by calling 1-888-286-8010 (Passcode 54395915).

     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.4 billion in assets, 52 retail branches, seven Commercial Lending Centers and three Investment Management offices located in the Plymouth, Barnstable, Norfolk and Bristol counties of Southeastern Massachusetts. To find out more about Rockland Trust Company and its products visit our web site at www.rocklandtrust.com.

     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

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INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Dollars in Thousands — Unaudited)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	Percent
	2003	2002	Change

Assets
Cash and Due From Banks	$75,495	$71,317	5.86%
Fed Funds Sold & Short Term Investments	—	3,169	-100.00%
Investments
Trading Assets	1,171	1,075	8.93%
Investments Available for Sale	527,507	501,828	5.12%
Investments Held to Maturity	121,894	149,071	-18.23%
Federal Home Loan Bank Stock	21,907	17,036	28.59%

Total Investments	672,479	669,010	0.52%

Loans
Commercial & Industrial	171,230	151,591	12.96%
Commercial Real Estate	564,890	511,102	10.52%
Residential Real Estate	324,052	270,161	19.95%
Residential Loans Held for Sale	1,471	11,291	-86.97%
Commercial Construction	75,380	49,113	53.48%
Residential Construction	9,633	10,258	-6.09%
Consumer — Installment	301,801	323,501	-6.71%
Consumer — Other	132,678	104,585	26.86%

Total Loans	1,581,135	1,431,602	10.45%
Less — Allowance for Loan Losses	(23,163)	(21,387)	8.30%

Net Loans	1,557,972	1,410,215	10.48%

Bank Premises and Equipment	32,477	30,872	5.20%
Goodwill	36,236	36,236	0.00%
Other Assets	62,096	64,553	-3.81%

Total Assets	$2,436,755	$2,285,372	6.62%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$448,452	$429,042	4.52%
Savings and Interest Checking Accounts	535,870	464,318	15.41%
Money Market and Super Interest Checking Accounts	347,530	320,819	8.33%
Time Certificates of Deposit	451,486	474,553	-4.86%

Total Deposits	1,783,338	1,688,732	5.60%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	39,425	58,092	-32.13%
Federal Home Loan Bank Borrowings	371,136	297,592	24.71%
Treasury Tax and Loan Notes	4,808	6,471	-25.70%

Total Borrowings	415,369	362,155	14.69%

Total Deposits and Borrowings	2,198,707	2,050,887	7.21%
Other Liabilities	18,344	25,469	-27.98%
Company-Obligated Mandatory Redeemable Securities of
Subsidiary Holding Solely Parent Company Debenture of the Corporation	47,857	47,774	0.17%
Stockholders’ Equity	171,847	161,242	6.58%

Total Liabilities and Stockholders’ Equity	$2,436,755	$2,285,372	6.62%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Dollars in Thousands — Unaudited)

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Twelve Months Ended

	December 31,		Percent	December 31,		Percent
	2003	2002	Change	2003	2002(1)	Change

INTEREST INCOME
Interest on Fed Funds Sold & Short Term Investments	$—	$48	-100.00%	$—	$378	-100.00%
Interest and Dividends on Securities	7,835	10,056	-22.09%	32,640	41,780	-21.88%
Interest on Loans	23,464	24,361	-3.68%	95,666	98,667	-3.04%

Total Interest Income	31,299	34,465	-9.19%	128,306	140,825	-8.89%

INTEREST EXPENSE
Interest on Deposits	4,339	5,260	-17.51%	17,801	24,869	-28.42%
Interest on Borrowed Funds	3,269	3,924	-16.69%	14,732	15,925	-7.49%

Total Interest Expense	7,608	9,184	-17.16%	32,533	40,794	-20.25%

Net Interest Income	23,691	25,281	-6.29%	95,773	100,031	-4.26%
Less — Provision for Loan Losses	630	1,050	-40.00%	3,420	4,650	-26.45%

Net Interest Income after Provision for Loan Losses	23,061	24,231	-4.83%	92,353	95,381	-3.17%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	2,936	2,645	11.00%	11,409	10,013	13.94%
Investment Management Services Income	1,065	1,174	-9.28%	4,340	5,253	-17.38%
Mortgage Banking Income	699	1,164	-39.95%	4,451	3,088	44.14%
BOLI Income	452	486	-7.00%	1,862	1,862	0.00%
Net Gain/(Loss) on Sale of Securities	302	38	694.74%	2,629	—	100.00%
Other Non-Interest Income	775	664	16.72%	3,103	2,428	27.80%

Total Non-Interest Income	6,229	6,171	0.94%	27,794	22,644	22.74%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	10,264	10,769	-4.69%	41,508	39,561	4.92%
Occupancy and Equipment Expenses	1,985	2,172	-8.61%	8,692	8,645	0.54%
Data Processing & Facilities Management	1,130	1,110	1.80%	4,517	4,295	5.17%
Pre-payment Penalty on Borrowings	—	—	—	1,941	—	100.00%
Impairment Charge	—	—	—	—	4,372	-100.00%
Other Non-Interest Expense	4,231	4,619	-8.40%	17,169	18,752	-8.44%

Total Non-Interest Expense	17,610	18,670	-5.68%	73,827	75,625	-2.38%

Minority Interest	1,084	1,091	-0.64%	4,353	5,041	-13.65%

INCOME BEFORE INCOME TAXES	10,596	10,641	-0.42%	41,967	37,359	12.33%

PROVISION FOR INCOME TAXES	3,285	3,618	-9.20%	15,536	12,293	26.38%

NET INCOME	$7,311	$7,023	4.10%	$26,431	$25,066	5.45%

Less: Trust Preferred Issuance Costs Write-off (net of tax)	$—	$—	—	$—	$1,505	-100.00%

Net Income Available to Common Shareholders	$7,311	$7,023	4.10%	$26,431	$23,561	12.18%

BASIC EARNINGS PER SHARE	$0.50	$0.49	2.04%	$1.82	$1.63	11.66%
DILUTED EARNINGS PER SHARE	$0.49	$0.48	2.08%	$1.79	$1.61	11.18%
BASIC AVERAGE SHARES	14,622,273	14,456,521	1.15%	14,558,031	14,415,570	0.99%
DILUTED AVERAGE SHARES	14,834,854	14,639,323	1.34%	14,738,078	14,619,560	0.81%
PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.26%	4.83%	-11.80%	4.40%	4.88%	-9.84%
Return on Average Assets	1.20%	1.23%	-2.44%	1.11%	1.12%	-0.89%
Return on Average Equity	17.35%	17.95%	-3.34%	15.89%	17.26%	-7.94%

(1)	Reflects the restatement of the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended December 31,

		2003		2002

			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$—	$—	—	—	$11,986	$48	1.60%
Trading Assets	1,171	1,146	4	1.40%	1,052	5	1.90%
Taxable Investment Securities	603,095	634,316	7,106	4.48%	662,061	9,418	5.69%
Non-taxable Investment Securities (1)	68,213	68,065	1,115	6.55%	54,940	959	6.98%
Loans (1)	1,581,135	1,562,790	23,546	6.03%	1,395,325	24,436	7.01%

Total Interest-Earning Assets	$2,253,614	$2,266,317	31,771	5.61%	$2,125,364	$34,866	6.56%

Cash and Due from Banks	75,495	62,721			59,529
Other Assets	107,646	103,206			95,588

Total Assets	$2,436,755	$2,432,244			$2,280,481

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$535,870	$539,447	762	0.57%	$446,424	$570	0.51%
Money Market & Super Interest Checking Accounts	347,530	359,603	1,079	1.20%	338,324	1,172	1.39%
Time Deposits	451,486	455,758	2,498	2.19%	475,725	3,518	2.96%
Federal Funds Sold and Assets Purchased Under Resale Agreement	39,425	46,540	102	0.88%	66,280	189	1.14%
Treasury Tax and Loan Notes	4,808	2,915	3	0.41%	4,227	9	0.85%
Federal Home Loan Bank borrowings	371,136	344,047	3,164	3.68%	291,063	3,726	5.12%

Total Interest-Bearing Liabilities	$1,750,255	$1,748,310	7,608	1.74%	$1,622,043	$9,184	2.26%

Demand Deposits	448,452	449,200			420,207
Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	47,857	47,843			47,756
Other Liabilities	18,344	18,351			34,011

Total Liabilities	$2,264,908	$2,263,704			$2,124,017
Stockholders’ Equity	171,847	168,540			156,464

Total Liabilities and Stockholders’ Equity	$2,436,755	$2,432,244			$2,280,481

Net Interest Income			$24,163			$25,682

Interest Rate Spread (2)				3.87%			4.30%

Net Interest Margin				4.26%			4.83%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $473 for the three months ended December 31, 2003 and $401 for the three months ended December 31, 2002.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Twelve Months Ended December 31,

		2003		2002

			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$—	$34	—	—	$20,692	$378	1.83%
Trading Assets	1,171	1,116	36	3.23%	1,115	26	2.33%
Taxable Investment Securities	603,095	639,361	29,724	4.65%	658,272	39,191	5.95%
Non-taxable Investment Securities (1)	68,213	64,967	4,416	6.80%	55,396	3,884	7.01%
Loans (1)	1,581,135	1,512,997	95,994	6.34%	1,345,720	98,950	7.35%

Total Interest-Earning Assets	$2,253,614	$2,218,475	130,170	5.87%	$2,081,195	$142,429	6.84%

Cash and Due from Banks	75,495	64,529			59,631
Other Assets	107,646	100,618			102,075

Total Assets	$2,436,755	$2,383,622			$2,242,901	$

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$535,870	$494,498	2,302	0.47%	$426,104	$2,994	0.70%
Money Market & Super Interest Checking Accounts	347,530	350,118	4,278	1.22%	322,539	5,594	1.73%
Time Deposits	451,486	462,453	11,222	2.43%	499,475	16,282	3.26%
Federal Funds Sold and Assets Purchased Under Resale Agreement	39,425	51,803	482	0.93%	68,796	795	1.16%
Treasury Tax and Loan Notes	4,808	2,764	13	0.47%	4,267	44	1.03%
Federal Home Loan Bank borrowings	371,136	356,152	14,237	4.00%	297,813	15,085	5.07%

Total Interest-Bearing Liabilities	$1,750,255	$1,717,788	32,534	1.89%	$1,618,994	$40,794	2.52%

Demand Deposits	448,452	428,396			398,901

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	47,857	47,814			53,608
Other Liabilities	18,344	23,256			26,182

Total Liabilities	$2,264,908	$2,217,254			$2,097,685
Stockholders’ Equity	171,847	166,368			145,216

Total Liabilities and Stockholders’ Equity	$2,436,755	$2,383,622			$2,242,901

Net Interest Income			$97,636			$101,635

Interest Rate Spread (2)				3.98%			4.32%

Net Interest Margin				4.40%			4.88%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,864 for the twelve months ended December 31, 2003 and $1,604 for the twelve months ended December 31, 2002.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of

	December 31,	December 31,
Asset Quality	2003	2002

Non-performing Loans	3,514	3,077
Non-performing Assets	3,514	3,077
Net charge-offs (year to date)	1,645	1,453
Net charge-offs to average loans (annualized)	0.11%	0.11%
Loans 90 days past due & still accruing	156	261
Non-performing Loans/Gross Loans	0.22%	0.21%
Allowance for Loan Loss/Non-performing Loans	659.16%	695.06%
Loans/Total Deposits	88.66%	84.77%
Allowance for Loan Loss/Total Loans	1.46%	1.49%
Total Allowances for Loan Loss (including Credit Quality Discount)/Non-performing Loans	659.16%	711.89%
Total Allowances for Loan Loss (including Credit Quality Discount)/Total Loans	1.46%	1.53%

Financial Ratios
Book Value per Share	$11.75	$11.15
Tangible Capital/Tangible Asset	5.65%	5.56%
Tangible Book Value per Share	$9.27	$8.64
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$10.14	$9.52

Capital Adequacy
Tier one leverage capital ratio (1)	7.60%	7.10%

(1)	Estimated number for December 31, 2003.